EXHIBIT 10.1

STOCK PURCHASE AGREEMENT
between
Hanmi Financial Corporation,
and
Korea Exchange Bank
Dated as of August 24, 2005

          STOCK PURCHASE AGREEMENT, dated as of August 24, 2005 (this “Agreement”), between Hanmi Financial Corporation, a Delaware corporation (“Hanmi”) and Korea Exchange Bank, a corporation duly incorporated in Korea (“Seller”).
RECITALS
          A. Seller owns 2,338,866 shares of Hanmi’s common stock, par value $.001 per share (the “Common Stock”); and
          B. Hanmi desires to purchase from Seller, and Seller desires to sell to Hanmi, 1,163,000 shares of Common Stock (the “Shares”), upon the terms and subject to the conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:
ARTICLE I
PURCHASE AND SALE OF SHARES
          SECTION 1.1 Purchase and Sale of Shares. At the Closing, upon the terms and subject to the conditions of this Agreement, Seller shall sell, transfer and deliver to Hanmi, and Hanmi shall purchase from Seller, all of the Shares. The aggregate purchase price to be paid by Hanmi for all of the Shares shall be $19,999,994.70 (the “Purchase Price”). The Purchase Price shall be paid in cash, in its entirety, by wire transfer in immediately available funds, to an account designated by Seller.
          SECTION 1.2 Closing Date. The closing of the purchase and sale of the Shares (hereinafter called the “Closing”) shall take place on August 30, 2005.
          SECTION 1.3 Transactions to be Effected at the Closing. At the Closing, Hanmi shall deliver the Purchase Price to the Seller against delivery of the Shares to Hanmi.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER
          SECTION 2.1 Authorization and Validity of Agreement. Seller has all requisite power to execute, deliver and perform under this Agreement. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery by Hanmi, is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).
          SECTION 2.2 No Conflict. The execution and delivery by the Seller of, and the performance by the Seller of its obligations under, this Agreement will not contravene or conflict with any provision of applicable law, or the certificate of incorporation, by-laws or other constitutive documents of the Seller, or any agreement or other instrument binding upon the Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Seller, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Seller of its obligations under this Agreement.
          SECTION 2.3 Ownership of Shares. As of the date hereof and at the Closing Date, Seller owns and will own, beneficially and of record, all of the Shares, free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (collectively, “Liens”). At the Closing Date, Seller will transfer to Hanmi good and marketable title to the Shares, free and clear of all Liens.
          SECTION 2.5 No Liability. The Seller expressly acknowledges that it is not relying upon any information, representation or warranty by Hanmi in determining to sell the Shares and that Hanmi has not made any representations or warranties to the Seller in connection therewith except as set forth herein. The Seller represents that it is a sophisticated seller with respect to the Shares and acknowledges that it has, independently and without reliance upon Hanmi, and based on such documents and information as the Seller has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and prospects of Hanmi and the merits and consequences of its sale of the Shares and made its own decision with respect to its sale of the Shares. The Seller represents that it has consulted to the extent deemed appropriate by it with its own advisers as to the financial, tax, legal and related matters concerning a sale of the Shares and on that basis understands the financial, legal, tax and related consequences of a sale of the Shares, and believes that a sale of the Shares is suitable and appropriate for it.
          SECTION 2.6 No Manipulation. The Seller has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the U.S. Securities and Exchange Act of 1934, as amended, or otherwise, stabilization or manipulation of the price of any security of Hanmi to facilitate the sale or resale of the Common Stock.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER
          SECTION 3.1 Authorization and Validity of Agreement. Hanmi has all requisite corporate power to execute, deliver and perform under this Agreement. The execution, delivery and performance by Hanmi of this Agreement and the consummation by Hanmi of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Hanmi and, assuming due authorization, execution and delivery by Seller, is a legal, valid and binding obligation of Hanmi, enforceable against Hanmi in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).
          SECTION 3.2 Execution. The execution and delivery by Hanmi of, and the performance by Hanmi of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or other constitutive documents of Hanmi, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Hanmi, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Hanmi of its obligations under this Agreement.
ARTICLE IV
MISCELLANEOUS
          SECTION 4.1 Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each party hereto agrees to pay or cause to be paid all expenses incident to the preparation for and performance of their obligations under this Agreement.
          SECTION 4.2 Notices. All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Seller shall be delivered or sent by mail or telecopy transmission to Korea Exchange Bank, International Department, 181 Ulchiro 2Ga Chung-Ku, Seoul, Korea. Attention: Chan Noh, Head of International Department, with a copy to Yong-Joo Hwang (Facsimile 822-754-9817); or (ii) if to Hanmi, shall be delivered or sent by mail or telecopy transmission to Hanmi Financial Corporation, 3660 Wilshire Boulevard, Los Angeles, CA 90010, Attention: Michael Winiarski (Facsimile: 213-351-5944); with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017-3954, Attention: Lee Meyerson (Facsimile: 212-455-2502). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Seller shall only be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of Hanmi.
          SECTION 4.3 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this

Agreement.
          SECTION 4.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.
          SECTION 4.5 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Korea Exchange Bank

By:	/s/ Chan Noh

Name: Chan Noh
Title: Head of International Department

Hanmi Financial Corporation

By:	/s/ Michael J. Winiarski

Name: Michael J. Winiarski
Title: SVP and Chief Financial Officer